AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1995

                                                               FILE NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                  NEW YORK                                      13-1500700
          (State of incorporation)                (I.R.S. Employer Identification Number)

                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------

                                BRUCE C. BENNETT
     ASSOCIATE GENERAL COUNSEL--TREASURY OPERATIONS AND ASSISTANT SECRETARY
                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    From time to time after the effective date of this Registration Statement as determined by market conditions.
                              -------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                         / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box.                          /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                              -------------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                                  PROPOSED
                                                PROPOSED           MAXIMUM
 TITLE OF EACH CLASS OF                          MAXIMUM          AGGREGATE         AMOUNT OF
    SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE       OFFERING        REGISTRATION
        REGISTERED          REGISTERED(1)      PER UNIT(1)        PRICE(1)             FEE
Variable Cumulative
Preferred Stock.........    4,000 shares        $100,000        $400,000,000        $137,932
==============================================================================================

(1) Estimated solely for the purpose of determining the registration fee.
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 24, 1995

             4,000 SHARES-LIQUIDATION PREFERENCE $100,000 PER SHARE

                      GENERAL ELECTRIC CAPITAL CORPORATION
            VARIABLE CUMULATIVE PREFERRED STOCK, ISSUABLE IN SERIES
                              -------------------

    The up to 4,000 Shares (the "Shares") of Variable Cumulative Preferred Stock (the "Stock"), of General Electric Capital Corporation (the "Company") offered hereby are in addition to the 14,000 shares of Variable Cumulative Preferred Stock previously issued by the Company in Series A through W. The Stock is issuable in series (the "Series") and dividends thereon are cumulative from the Date of Original issue of each Share of Stock and are payable, when and as declared by the Company, commencing on the initial Dividend Payment Date for such Share of Stock, as set forth in the Prospectus Supplement relating to such Share of Stock, and on each Dividend Payment Date for such Share of Stock thereafter, subject to certain exceptions. The specific designation, number of shares and other specific terms of the Series of Stock in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement relating to such Series.

    The initial Dividend Period for each Share of Stock will be a period (not exceeding 30 years) determined by the Company, during which each Share of Stock will have a Dividend Rate specified by the Company, as set forth in the Prospectus Supplement relating to such Share of Stock. Thereafter, the determination of the duration of each Subsequent Dividend Period with respect to each Share of Stock and the Dividend Rate for such Subsequent Dividend Period will be determined by the Auction Method.

    Each Subsequent Dividend Period will have a duration (not less than seven days nor more than 30 years) specified by the Company in a notice to record holders sent not less than seven days prior to the Auction Date for such Subsequent Dividend Period. In the absence of any such notice with respect to a Subsequent Dividend Period, such period will have a duration of 49 days. At any point in time, all Shares of Stock of a Series will have a single Dividend Period and will accumulate dividends at a single Dividend Rate. The Dividend Rate for each Subsequent Dividend Period for Stock will be the rate per annum determined on the basis of Orders for such Stock placed in an Auction conducted on the Business Day preceding the commencement of such Subsequent Dividend Period on the basis specified in the Auction Procedures.

    The rate determined by the Auction Procedures for any Subsequent Dividend Period will not exceed the Maximum Rate, which is calculated by applying a percentage ranging from 110% to 225% to the Federal Funds Rate, the Effective Composite Commercial Paper Rate, the Effective LIBOR Rate, the U.S. Treasury Note Rate or the U.S. Treasury Bond Rate, depending upon the prevailing rating of the Shares of Stock at such time and the duration of such Subsequent Dividend Period.

    Prospective purchasers should carefully review the Auction Procedures described in this Prospectus (including its Appendices).

    The Shares of Stock of each Series are redeemable at the option of the Company, as a whole or in part, on the last day of any Dividend Period, at a redemption price of $100,000 per Share, plus accumulated and unpaid dividends, and, in the case of Shares of Stock with a Dividend Period of two years or more, at the times and at the redemption prices (but not less than $100,000 per Share plus accumulated and unpaid dividends) determined by the Company prior to the commencement of such Dividend Period.

    This Prospectus may not be used to consummate sales of Stock unless accompanied by a Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

             THE DATE OF THIS PROSPECTUS IS                 , 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement in connection with the offer contained in this Prospectus and the accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent, underwriter or dealer. Neither the delivery of this Prospectus and the accompanying Prospectus Supplement, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus and in the accompanying Prospectus Supplement. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                              -------------------

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                              -------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995, heretofore filed with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Stock offered by the accompanying Prospectus Supplement shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

    The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Bruce C. Bennett, Associate General Counsel, Treasury Operation and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                                    SUMMARY

    This Summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement accompanying the Prospectus, including the Appendices hereto. Capitalized terms used in this Prospectus are defined in the Glossary of Terms set forth in Appendix A.

THE OFFERING

    The Company is offering up to 4,000 Shares of Stock at a purchase price of $100,000 per Share. The Company has previously issued 14,000 shares of Variable Cumulative Preferred Stock in twenty-three series, constituting Series A through W and the Shares of Stock will rank equal to such Series A through W as to dividend and liquidation preference. The Shares of Stock may be issued in one or more Series. Dividends on all Shares of Stock will be determined pursuant to the Auction Method. Each Share will have a liquidation preference of $100,000.

    Except in certain limited circumstances, purchasers of the Shares of Stock will not be entitled to receive any certificate representing the Shares of Stock, and such Shares will be maintained in book entry form by the Stock Depository (The Depository Trust Company or any successor) for such purchaser's Agent Member, which will in turn maintain records of such purchaser's beneficial ownership.

DIVIDENDS AND DIVIDEND PERIODS

    Dividends on each Share of Stock offered hereby are cumulative from the Date of the Original Issue of such Share of Stock and are payable, when and as declared by the Board of Directors of the Company out of funds legally available therefor, commencing on the initial Dividend Payment Date for such Share of Stock, as set forth in the Prospectus Supplement relating to such Share of Stock, and on each Dividend Payment Date for such Share of Stock thereafter, subject to certain exceptions.

    Payment of Dividends. Dividends on the Shares of Stock will be paid through the Stock Depository on each Dividend Payment Date in accordance with its normal procedures for distribution of dividends in same-day funds to Agent Members, who in turn are expected to distribute such dividend payments to the persons for whom they are acting as agents.

    Subject to declaration as described above, dividends will be payable on each Share of Stock on the last day of each Dividend Period applicable to such Share of Stock, regardless of the length of such Dividend Period, and, in addition, in the case of Dividend Periods of more than 99 days, on the following additional dates: (a) if such Dividend Period is from 100 to 190 days, on the 91st day; (b) if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days; (c) if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and (d) if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year; provided, however, that in all such cases, if such date is not a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such date.

    Dividend Determination Method. Each Dividend Period will be measured in either days (not more than 364) or in full years (but not less than two nor more than 30); provided, however, that the minimum Dividend Period for Stock is seven calendar days. Each Dividend Period will end on a Dividend Payment Date. The initial Dividend Period for each Share of Stock will be a period specified by the Company during which such Share of Stock will have a Dividend Rate specified by the Company, as set forth in the Prospectus Supplement relating to such Share of Stock. Thereafter, the determination of the duration of each Subsequent Dividend Period with respect to such Share of Stock and the Dividend Rate for such Subsequent Dividend Period will be determined by the Auction Method.

    Auction Method. Each Subsequent Dividend Period will have a duration specified by the Company in a notice to record holders sent not less than seven days prior to the Auction Date for such Subsequent Dividend Period. In the absence of any such notice with respect to a Subsequent Dividend Period, such period will have a duration of 49 days. In addition, in the event the Company has elected a duration of more than 49 days for a Subsequent Dividend Period, it may withdraw such election by giving notice to record holders by no later than 3:00 p.m., New York City time, on the Business Day immediately preceding the relevant Auction Date, and in such event such Subsequent Dividend Period will have a duration of 49 days. Unless a Payment Failure has occurred and is continuing, the Dividend Rate for the Stock of each Series for each Subsequent Dividend Period will be the rate per annum that the Trust Company (Bankers Trust Company or any successor) advises the Company results from an Auction for such Series. At any point in time, all Shares of Stock of a Series will have a single Dividend Period and will accumulate dividends at a single Dividend Rate.

    Maximum Rate; Payment Failure. Notwithstanding the foregoing, the Dividend Rate that results from the application of the Auction Procedures for any Subsequent Dividend Period for any Share of Stock will not be greater than the Maximum Rate, which is a percentage (determined as set forth below based on the prevailing rating of such Share of Stock in effect at the close of business on the Business Day immediately preceding the date of determination and on the duration of the relevant Dividend Period) of the Applicable Determining Rate for such Share on the date of determination; provided, however, that during the continuance of a Payment Failure the applicable percentage will be 200%:

                                                    PERCENTAGE
                                   ---------------------------------------------
                                   FOR DIVIDEND PERIODS     FOR DIVIDEND PERIODS
    PREVAILING RATING              OF LESS THAN ONE YEAR    OF TWO YEARS OR MORE
- --------------------------------   ---------------------    --------------------
AA/Aa or above..................            110%                     125%
A/A.............................            125%                     140%
BBB/Baa.........................            150%                     175%
Below BBB/Baa...................            200%                     225%

    The Applicable Determining Rate, with respect to a Dividend Period of seven days to 89 days, is the Effective Composite Commercial Paper Rate; with respect to a Dividend Period of 90 days to 364 days, is the Effective LIBOR Rate; with respect to a Dividend Period of two years to ten years, is the U.S. Treasury Note Rate; and, with respect to a Dividend Period in excess of ten years, is the U.S. Treasury Bond Rate.

    Notwithstanding the foregoing, in the event that the Company fails to pay
(i) all dividends in respect of any Share of Stock which have accumulated during any Dividend Period applicable to such Share of Stock by no later than the third Business Day following the last day of such Dividend Period or (ii) the redemption price in respect of Shares of Stock called for redemption on the date when due and, in each such case, if such failure continues unremedied, then the application of the Auction Procedures will be suspended and dividends will accumulate on the Shares of Stock of all Series for Dividend Periods commencing on and after the date such Payment Failure first occurs at 200% of the Applicable Determining Rate for Dividend Periods of 49 days. In no event will the Dividend Rate for any Share of Stock be adjusted prior to the end of a Dividend Period for such Share. If no Payment Failure continues to exist at the end of a Dividend Period, the application of the Auction Procedures will be resumed.

AUCTION PROCEDURES

    On each Auction Date (the Business Day prior to the beginning of each Subsequent Dividend Period) for the Stock of a Series, each Existing Holder may submit Orders in respect of such Subject Stock through a Broker-Dealer to the Trust Company as follows:

        - Hold Order -- indicating its desire to hold without regard to the Dividend Rate for the next Dividend Period.

        - Bid -- indicating its desire to hold if the Dividend Rate for the next Dividend Period is not less than the rate specified in such Bid.

        - Sell Order -- indicating its desire to sell without regard to the Dividend Rate for the next Dividend Period.

An Existing Holder may submit different types of Orders in an Auction with respect to different Shares of Subject Stock then held by such Existing Holder; provided, however, that the total number of Shares of Subject Stock covered by Hold or Sell Orders does not exceed the number of Shares of Subject Stock held by such Existing Holder. An Existing Holder that offers to purchase additional Shares of Subject Stock is, for purposes of such offer, treated as a Potential Holder as described below. Bids by Existing Holders with rates higher than the Maximum Rate on the Auction Date will be treated as Sell Orders. A Hold Order shall be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder for any reason, including the failure of a Broker-Dealer to submit such Order to the Trust Company, except that a Sell Order will be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder in the case of an Auction for a Dividend Period which differs in duration by more than seven days from the preceding Dividend Period or an Auction for a Dividend Period of two years or more.

    Potential Holders of Shares of Subject Stock may submit Bids in which they will offer to purchase Shares of Subject Stock if the Dividend Rate for the next Dividend Period is not less than the rate specified in such Bid. A Bid by a Potential Holder specifying a rate higher than the Maximum Rate on the Auction Date will not be accepted.

    If Sufficient Clearing Bids exist (that is, the number of Shares of Subject Stock subject to Bids by Potential Holders is at least equal to the number of Shares of Subject Stock subject to Sell Orders by Existing Holders), the Dividend Rate will be the lowest rate specified in the Submitted Bids, which, taking into account such rate and all lower rates bid by Existing Holders and Potential Holders, would result in Existing Holders and Potential Holders owning all of the Shares of Subject Stock available for purchase in the Auction. If Sufficient Clearing Bids do not exist, the Dividend Rate will be the Maximum Rate on the Auction Date for a Dividend Period equal to the lesser of (i) the length of the Dividend Period selected by the Company and (ii) 49 days, and, in such event, Existing Holders that have submitted Sell Orders will not be able to sell in such auction all Shares of Subject Stock subject to such Sell Orders. If all Existing Holders submit or are deemed to have submitted Hold Orders, the Dividend Rate will be 58% of the Applicable Determining Rate.

    The Auction Procedures include a pro rata allocation of Shares of Subject Stock for purchase and sale, which may result in an Existing Holder selling, or a Potential Holder purchasing, a number of Shares of Subject Stock that is fewer than the number of Shares of Subject Stock specified in its Order.

    A Sell Order placed by an Existing Holder shall constitute an irrevocable offer to sell, and, if the rate specified in a Bid is greater than the rate determined in the Auction, a Bid placed by an Existing Holder will constitute an irrevocable offer to sell, the Shares of Subject Stock subject thereto, in each case at a price per Share equal to $100,000. A Bid placed by a Potential Holder shall constitute an irrevocable offer to purchase the Shares of Subject Stock subject thereto at a price per Share equal to $100,000. Settlement of purchases and sales will be made on the next Business Day (also a Dividend Payment Date) after the Auction Date through the Stock Depository. Purchasers will make payment through their Agent Members in same-day funds to the Stock Depository against delivery to their respective Agent Members. The Stock Depository will make payment to the sellers' Agent Members in accordance with the Stock Depository's normal procedures for payment in same-day funds.

    If on any Auction Date Stock of two or more Series with Dividend Periods of the same length will be auctioned, then a single Auction will be held with respect to all of such Series, and all references to "Subject Stock" in the Auction Procedures with respect to such Auction will be deemed to be references to all of such Series, collectively.

    Each prospective purchaser of Shares of Stock will be required to sign and deliver a Master Purchaser's Letter in the form of Appendix D hereto, to a Broker-Dealer (who will deliver copies thereof to the Trust Company) pursuant to which each prospective purchaser will agree, among other things, that so long as no Payment Failure has occurred (i) Shares of Stock may be transferred only pursuant to a Bid or Sell Order placed in an Auction, or to or through a Broker-Dealer or to a person that has delivered, or caused to be delivered on its behalf, a signed copy of a Master Purchaser's Letter to the Trust Company; provided, however, that in the case of all transfers other than those pursuant to Auctions, the Existing Holder of the Shares so transferred, its Agent Member or its Broker-Dealer advises the Trust Company of such transfer and (ii) ownership of Shares of Stock will be maintained in book entry form by the Stock Depository for the account of such prospective purchaser's Agent Member, which in turn will maintain records of such prospective purchaser's beneficial ownership. An execution copy of the Master Purchaser's Letter is included inside the back cover of this Prospectus.

    EXECUTION OF A MASTER PURCHASER'S LETTER IS NOT A COMMITMENT TO PURCHASE SHARES IN THE OFFERING MADE BY THE PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS OR IN ANY AUCTION, BUT IS A CONDITION PRECEDENT TO PURCHASING SHARES OF STOCK.

REDEMPTION

    The Shares of Stock of each Series are redeemable at the option of the Company as a whole or in part, on the last day of any Dividend Period at a redemption price of $100,000 per Share plus accumulated and unpaid dividends and, in the case of Shares of Stock with a Dividend Period of two years or more, at the times and at the redemption prices (but not less than $100,000 per Share plus accumulated and unpaid dividends) determined by the Company prior to the commencement of such Dividend Period.

LIQUIDATION PREFERENCE

    The liquidation preference of the Shares of Stock shall be $100,000 per Share plus accumulated and unpaid dividends.

VOTING RIGHTS

    Except in certain limited circumstances as required by law, the holders of the Outstanding Shares of Stock will not be entitled to any voting rights.

TAX CONSIDERATIONS

    As explained more fully under "Tax Considerations," the Company has received an opinion of counsel that Shares of Stock will constitute stock of the Company for Federal income tax purposes, distributions made by the Company with respect to such Shares will constitute dividends to the extent made from the current or accumulated earnings and profits of the Company (as calculated for Federal income tax purposes), and corporate holders of Shares of Stock otherwise entitled to the Dividends-Received Deduction will be entitled to such deduction with respect to dividends on Shares of Stock, provided that the minimum holding period and other applicable requirements are satisfied.

                                  THE COMPANY

    General Electric Capital Corporation (herein together with its consolidated affiliates called the "Company" or "GE Capital" unless the context otherwise requires) was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, formed in 1932. Until November 1987, the name of the Company was General Electric Credit Corporation. All outstanding common stock of the Company is owned by General Electric Capital Services, Inc. ("GE Capital Services"), formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned by General Electric Company ("GE Company"). The business of the Company originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the type and brand of products financed and the financial services offered are significantly more diversified. Very little of the financing provided by GE Capital involves products that are manufactured by GE Company.

    The Company operates in four finance industry segments and in a specialty insurance industry segment. GE Capital's financing activities include a full range of leasing, lending, equipment management services and annuities. The Company's specialty insurance activities include providing private mortgage insurance, financial guaranty insurance, principally on municipal bonds and structured finance issues, and creditor insurance covering international customer loan repayments. The Company is an equity investor in a retail organization and certain other service and financial services organizations. GE Capital's operations are subject to a variety of regulations in their respective jurisdictions.

    Services of the Company are offered primarily in the United States of America, Canada, Europe and the Pacific basin. The Company's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (Telephone number (203) 357-4000). At December 31, 1994 the Company employed approximately 32,000 persons.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

              YEAR ENDED DECEMBER 31,
- ----------------------------------------------------           THREE MONTHS
1990        1991        1992        1993        1994        ENDED APRIL 1, 1995
- ----        ----        ----        ----        ----        -------------------
1.29        1.32        1.43        1.60        1.62                1.51

    For purposes of computing the consolidated ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.

    Assuming that all 4,000 Shares of Stock covered by this Prospectus were Outstanding and the Dividend Rate for all such Shares of Stock was 4.182% per annum, and assuming that the 14,000 shares of Variable Cumulative Preferred Stock previously offered and sold were Outstanding and the respective Dividend Rates for each series of such stock were those in effect on July 19, 1995 (a weighted average of 4.396%), the ratio of earnings to fixed charges and preferred stock dividends for the three months ended April 1, 1995 would not be materially affected.

                                USE OF PROCEEDS

    Except as may be otherwise set forth in any Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of 4,000 Shares will be added to the general funds of the Company and will be available for financing its operations. Additional equity financing, as well as short-term and long-term debt financing, as required, will be undertaken at such times, and through such means, as the Company deems appropriate.

                            DESCRIPTION OF THE STOCK

GENERAL

    The Board of Directors of the Company has authorized the issuance of the Shares of Stock, in Series. The Shares of Stock, when issued and sold, will be fully paid and non-assessable.

    As of the date of this Prospectus, the capital stock of the Company as authorized by its sole common stockholder consists of 3,866,00 shares of Common Stock of the par value of $200 per share (the "Common Stock") and 18,000 Shares of Variable Cumulative Preferred Stock, par value $100 per Share, issuable from time to time in Series. There are presently outstanding 3,837,825 shares of Common Stock and 14,000 shares of Variable Cumulative Preferred Stock. Each series of Variable Cumulative Preferred Stock ranks equal with each other series of Variable Cumulative Preferred Stock, as to dividend and liquidation preference.

    The following is a brief summary of certain provisions contained in the Company's Organization Certificate. Such summary does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

DIVIDEND RIGHTS

    General. Dividends on the Shares of Stock will accumulate from the Date of Original Issue thereof and will be payable when and as declared by the Board of Directors, out of funds legally available therefor, on the last day of each Dividend Period, applicable thereto, regardless of its length, and, in addition, in the case of Dividend Periods of more than 99 days, on the following additional dates: (a) if such Dividend Period is from 100 to 190 days, on the 91st day; (b) if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days; (c) if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and (d) if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year; provided, however, that in all such cases, if such date is not a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such date. Each day on which dividends are payable on Shares of Stock is referred to herein as a "Dividend Payment Date."

    Each dividend will be payable to holders of record as they appear on the record of stockholders of the Company on the Business Day next preceding the Dividend Payment Date therefor; provided, however, that if the Dividend Rate with respect to Shares of Stock is 200% of the Applicable Determining Rate as a result of the occurrence of a Payment Failure, then that dividend will be paid to such holders as their names appear on the record of stockholders of the Company on a date not exceeding 15 days preceding the payment date thereof as may be fixed by the Board of Directors of the Company or a committee thereof. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date.

    The Company will pay to the Paying Agent not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date for Shares of Stock, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the dividends to be paid to all holders of such Shares of Stock on such Dividend Payment Date. All such moneys will be held in trust for the payment of such dividends by the Paying Agent for the benefit of the holders.

    The amount of dividends accumulated on each Share of Stock for each Dividend Period of less than one year will be computed by multiplying the Dividend Rate for such Dividend Period by a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which will be 360 and multiplying $100,000 by the rate obtained. During any Dividend Period of one year or longer, the amount of dividends accumulated on each Share of Stock will be computed on the basis of a year consisting of twelve 30-day months.

    No dividend will be declared or paid on any Shares of Stock of any Series for any current dividend period if dividends on any other Shares of Stock are accumulated and unpaid for any prior dividend period or, in case of payment of dividend arrearages on Stock, unless at the same time the Company also declares or pays or sets apart for payment, as the case may be, such amounts with respect to all such dividend arrearages on all Shares of Stock, so that all such shares share ratably in such payment in accordance with the sums which would be payable on all such shares if all dividends (including all accumulations, if any) were declared and paid in full. For purposes hereof, dividend accumulations and arrearages do not include any dividends which have not yet become payable or for which there has not occurred a Dividend Payment date, as the case may be.

    Each Dividend Period for Shares of Stock shall be measured in either days (not more than 364) or in full years (but not less than two nor more than 30); provided, however, that the minimum Dividend Period is seven days. Each Dividend Period shall end on a Dividend Payment Date. The duration of the Initial Dividend Period for each Share of Stock will be a period specified by the Company, during which such Share of Stock will have a Dividend Rate specified by the Company, as set forth in the Prospectus Supplement relating to such Series. Thereafter, the determination of the duration of each Subsequent Dividend Period with respect to such Share of Stock and the Dividend Rate for such Subsequent Dividend Period will be determined by the Auction Method.

    Dividend Periods and Dividend Rates. Each Subsequent Dividend Period will begin on a Dividend Payment Date and will end 49 days thereafter; provided, however, that, subject to the limitations set forth above, the Company may establish the duration of any Subsequent Dividend Period for Shares of Stock of a Series by a notice sent by the Company to all record holders of Shares of Stock of such Series, by first-class mail, postage prepaid, to the address of each such holder appearing in the record of stockholders of the Company, not less than seven days nor more than 60 days prior to any Auction Date, which notice will specify the Company's determination of (i) the length of the next succeeding Dividend Period, (ii) in the case of any Dividend Period in excess of 99 days in duration, any Dividend Payment Date or Dates other than the last day of such Dividend Period and (iii) in the case of any Dividend Period equal to or in excess of two years in duration, any dates on which Shares of Stock may be redeemed and the corresponding redemption prices. In the absence of any such notice with respect to a Subsequent Dividend Period such period will have a duration of 49 days. In addition, in the event the Company has elected a duration of more than 49 days for a Subsequent Dividend Period, it may withdraw such election by giving notice to record holders by no later than 3:00 p.m., New York City time, on the Business Day immediately preceding the relevant Auction Date, and in such event such Subsequent Dividend Period will have a duration of 49 days. Copies of such notices shall be delivered physically, by telecopier or other written electronic communication, to the Trust Company by the Company at the same time they are transmitted to the record holders of Shares of Stock. The Trust Company will thereupon use its reasonable best efforts to provide copies of such notices to each Broker-Dealer as soon as practicable after receiving such notice. No defect in the notice or in the mailing thereof shall affect the validity of the change in the Dividend Period.

    In the event that Sufficient Clearing Bids have not been made, so the Dividend Rate for the next Dividend Period is equal to the Maximum Rate, then the length of the Subsequent Dividend Period will be the lesser of (i) the length of such Dividend Period as specified by the Company in a notice sent as described above, or (ii) 49 days, and the Maximum Rate shall be determined based upon the length of the Dividend Period determined pursuant to the foregoing clause (i) or (ii).

    Except as provided below, the Dividend Rate on the Shares of Stock of a Series for each Subsequent Dividend Period will be at the rate per annum that results from an Auction for such Series of Stock.

    Maximum Rate. Notwithstanding the foregoing, the Dividend Rate that results from the application of the Auction Procedures for any Subsequent Dividend Period for any Share of Stock will not be greater than the Maximum Rate which is a percentage (determined as set forth below based on the prevailing rating of such Share of Stock in effect at the close of business on the Business Day immediately preceding the date of determination and on the duration of the relevant Dividend Period) of the Applicable Determining Rate for such Share on the date of determination; provided, however, that during the continuance of a Payment Failure the applicable percentage will be 200%:

                                               PERCENTAGE
                              ---------------------------------------------
                              FOR DIVIDEND PERIODS     FOR DIVIDEND PERIODS
   PREVAILING RATING          OF LESS THAN ONE YEAR    OF TWO YEARS OR MORE
- ---------------------------   ---------------------    --------------------
AA/Aa or above.............            110%                     125%
A/A........................            125%                     140%
BBB/Baa....................            150%                     175%
Below BBB/Baa..............            200%                     225%

    The Applicable Determining Rate, with respect to a Dividend Period of seven days to 89 days, is the Effective Composite Commercial Paper Rate; with respect to a Dividend Period of 90 days to 364 days, is the Effective LIBOR Rate; with respect to a Dividend Period of two years to ten years, is the U.S. Treasury Note Rate; and with respect to a Dividend Period in excess of ten years, is the U.S. Treasury Bond Rate.

    Payment Failure. Notwithstanding the foregoing, in the event that the Company fails to pay (i) all dividends in respect of any Share of Stock which have accumulated during any Dividend Period applicable to such Share of Stock by no later than the third Business Day following the last day of such Dividend Period or (ii) the redemption price in respect of Shares of Stock called for redemption on the date when due and, in each such case, if such failure continues unremedied (either of such events a "Payment Failure"), then the application of the Auction Procedures will be suspended and dividends will accumulate on the Shares of Stock of all Series for Dividend Periods commencing on and after the date such Payment Failure first occurs at 200% of the Applicable Determining Rate for Dividend Periods of 49 days. In no event will the Dividend Rate for any Share of Stock be adjusted prior to the end of a Dividend Period for such Share. If no Payment Failure continues to exist at the end of a Dividend Period, the application of the Auction Procedures will be resumed.

REDEMPTION

    At the option of the Company, the Shares of any Series may be redeemed out of legally available funds therefore, as a whole or from time to time in part,
(i) on the last day of any Dividend Period at a redemption price of $100,000 per Share, plus accumulated and unpaid dividends to the date fixed for redemption and (ii) in the case of Shares of Stock with a Dividend Period equal to or more than two years, on any Dividend Payment Date for such Shares at redemption prices (but not less than $100,000 per Share) determined by the Company prior to the commencement of such Dividend Period plus accumulated and unpaid dividends to the date set forth for redemption.

    If fewer than all of the Outstanding Shares of a Series are to be redeemed as set forth above, the number of Shares to be redeemed shall be determined by the Board of Directors of the Company or a duly authorized committee thereof, and such Shares shall be redeemed pro rata from the holders of record of such Shares in proportion to the number of such Shares held by such holders.

    Notice of redemption will be provided by mailing a notice to each record holder of the Shares of Stock to be redeemed not less than 30 but not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears on the record of stockholders of the Company.

    If dividends are in arrears on any Share of Stock, the Company may not redeem any Shares of Stock unless all of such Shares are simultaneously redeemed, and the Company may not purchase or otherwise acquire any Shares of Stock except pursuant to an offer on the same terms to holders of all Shares of Stock.

    If notice of redemption has been given, from and after the redemption date for the Shares of a Series of Stock called for redemption (unless the Company defaults in providing money for the payment of the redemption price of the Shares so called for redemption), dividends on the Shares so called for redemption will cease to accumulate and said Shares will no longer be deemed to be Outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) will cease. After the date designated for redemption such Shares will not be transferable on the stock books of the Company. Upon surrender in accordance with that notice of the Shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), the redemption price set forth above will be paid by the paying agent.

    Shares of Stock which have been redeemed or otherwise acquired by the Company will be cancelled and if permitted by applicable law may be restored to the status of authorized but undesignated and unissued Shares of Variable Cumulative Preferred Stock.

    If upon giving effect to any redemption of Shares of Stock the ratio of debt to equity of the Company is greater than 8 to 1, GE Company, the Company's indirect parent company, will replace such redeemed Stock with an equal amount of another form of equity to the extent necessary to reduce the Company's ratio of debt to equity to 8 to 1.

LIQUIDATION PREFERENCE

    Upon the involuntary or voluntary liquidation, dissolution or winding up of the Company, the holders of Shares of Stock will have preference and priority over the Common Stock or any other class of stock of the Company ranking on liquidation junior to the Shares of Stock, for payment out of the assets of the Company or proceeds thereof, available for distribution to stockholders, whether from capital or surplus, of $100,000 per Share plus all dividends accumulated and unpaid thereon. If, in the case of any such liquidation, dissolution or winding up of the Company the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $100,000 per Share plus all accumulated and unpaid dividends on the Stock, then those assets and proceeds will be distributed among the holders of the Stock ratably in accordance with the respective amounts which would be payable on such Stock if all amounts thereon were paid in full.

VOTING RIGHTS

    Holders of Common Stock are entitled to one vote per share on all matters which arise at any meeting of shareholders of the Company.

    The holders of the Stock have no voting rights except as required by law and except that the Company may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a Series of Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least two-thirds of the total number of Shares of such Series.

                               AUCTION PROCEDURES

GENERAL

    The provisions of the Organization Certificate authorizing the issuance of the Stock of each Series offered hereby provide that the Dividend Rate per annum for each Dividend Period after the Initial Dividend Period for Stock will be equal to the rate per annum that the Trust Company advises the Company has resulted from the Auction for each Series held on the Business Day preceding the first day of such Dividend Period of such Series pursuant to the Auction Procedures, in which persons determine to hold or offer to purchase or sell Shares of Stock based on dividend rates bid by them. However, if a Payment Failure has occurred the application of the Auction Procedures will be suspended and the Dividend Rate will be determined as provided above.

    Trust Company Agreement. The Company has entered into an agreement (as amended, the "Trust Company Agreement") with Bankers Trust Company (together with any such successor bank or trust company or other entity entering into a similar agreement with the Company, the "Trust Company") which provides, among other things, that the Trust Company will follow the Auction Procedures for the purposes of determining the Dividend Rate for Stock so long as the Dividend Rate is to be based on the results of an Auction. Each periodic implementation of such procedures is herein referred to as an "Auction." Each Series of Stock will have a separate Auction, except that if on any Auction Date two or more Series of Stock with Dividend Periods of the same length will be auctioned then a single Auction will be held with respect to all such Series.

    Broker-Dealer Agreements. Each Auction requires the participation of one or more broker-dealers. The Trust Company will enter into an agreement (collectively, the "Broker-Dealer Agreements") with one or more broker-dealers (collectively, the "Broker-Dealers") selected by the Company which provide for the participation of the Broker-Dealers in Auctions.

    Master Purchaser's Letter. Each prospective purchaser of Shares of Stock will be required to sign and deliver to a Broker-Dealer, as a condition to purchasing Shares of Stock in any Auction or otherwise, a Master Purchaser's Letter, an execution copy of which is attached to this Prospectus after Appendix D (the "Master Purchaser's Letter"). By signing a Master Purchaser's Letter, such prospective purchaser agrees, among other things, so long as no Payment Failure has occurred:

        (a) to participate in Auctions for Stock on the terms set forth in Appendix B hereto;

        (b) to sell, transfer or otherwise dispose of Shares of Stock only pursuant to a Bid or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer or to a person that has delivered or caused to be delivered on its behalf a signed copy of a Master Purchaser's Letter to the Trust Company; provided, however, that in the case of all transfers other than those pursuant to Auctions, the Existing Holder (as defined below) of the Shares so transferred, its Agent Member (as defined below) or its Broker-Dealer advises the Trust Company of such transfer; and

        (c) to have the ownership of the Shares of Stock as to which such purchaser is the Existing Holder maintained in book entry form by The Depository Trust Company ("DTC," together with any successor securities depository selected by the Company, the "Stock Depository") for the account of its agent member (the "Agent Member") of such Stock Depository, which in turn will maintain records of such purchaser's beneficial ownership, and to authorize such Agent Member to disclose to the Trust Company such information with respect to such purchaser's beneficial ownership as the Trust Company may request.

    One executed copy of a Master Purchaser's Letter must be delivered to a Broker-Dealer, who will deliver copies thereof to the Trust Company. Execution of a Master Purchaser's Letter is not a committment to purchase Shares of Stock in the offering being made by this Prospectus or in any Auction, but is a condition precedent to purchasing Shares of Stock.

    As used herein, "Existing Holder" of Shares of Stock means a person who has signed a Master Purchaser's Letter and is listed as the beneficial holder of such Shares of Stock in the records of the Trust Company. The Trust Company may rely upon, as evidence of the identities of the Existing Holders of Stock, a list of the initial holders of the Shares of Stock provided by the Company, the results of Auctions and notices from any Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder with respect to such Existing Holder's transfer of Shares to another person. The Trust Company will be required to register a transfer of Shares of Stock from an

Existing Holder to another person only if such transfer is made to a person that has delivered a signed Master Purchaser's Letter to the Trust Company and if (i) such transfer is pursuant to an Auction or (ii) the Trust Company has been notified in writing (A) by such Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder of such transfer or
(B) by the Broker-Dealer of any person that purchased or sold such Shares in an Auction of the failure of such Shares to be transferred as a result of such Auction. The Trust Company is not required to accept any such notice for an Auction unless it is received by the Trust Company by 3:00 p.m., New York City time, on the Business Day preceding such Auction.

    The Trust Company is not required to accept the Master Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or of any Potential Holder or Existing Holder who wishes to amend its Master Purchaser's Letter unless it is received by the Trust Company by 3:00 p.m., New York City time, on the Business Day preceding such Auction.

    Stock Depository. DTC will act as Stock Depository for the Agent Members with respect to Shares of Stock. One certificate for all of the Shares of Stock of each Series offered hereby will be registered in the name of Cede & Co. ("Cede") as nominee of the Stock Depository. Such certificate will bear a legend to the effect that such certificate is issued subject to the provisions restricting transfers of Shares of Stock contained in the Organization Certificate and the Master Purchaser's Letters. The Company will also issue stop-transfer instructions to the transfer agent for Stock. As long as the Dividend Rate is based upon the results of any Auction, Cede will be the holder of record of all Shares of Stock of each Series, and Existing Holders of Shares of Stock will not receive certificates representing their ownership interest in such Shares. Upon the occurrence of a Payment Failure, as set forth under "General" above, an Existing Holder may obtain a certificate for the Shares of Stock owned by it. DTC, which is a New York-chartered limited purpose trust company, performs services for its participants (including the Agent Members), some of whom (and/or their representatives) own shares of common stock of DTC. The Stock Depository will maintain lists of its participants and the Shares of Stock of each Series held by each Agent Member whether as an Existing Holder for its own account or as a nominee for another Existing Holder.

    The following is a brief summary of the procedures to be used in conducting Auctions. This summary is qualified by reference to the Auction Procedures set forth in Appendix B to this Prospectus. The settlement procedures to be used with respect to Auctions are set forth in Appendix C to this Prospectus.

AUCTION DATES

    An Auction for Stock of each Series to determine the Dividend Rate for each Dividend Period for such Series after the Initial Dividend Period will be held on the first Business Day prior to the first day of such Dividend Period.

ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS IN AN AUCTION

    On or prior to the Submission Deadline (as defined under "Submission of Orders by Broker-Dealers to Trust Company" below) on each Auction Date for a
Series:

        (a) each Existing Holder may submit to a Broker-Dealer by telephone a:

           (i) Hold Order--indicating the number of Outstanding Shares of Subject Stock, if any, held by such Existing Holder which such Existing Holder desires to continue to hold for the next succeeding Dividend Period without regard to the rate determined by the Auction Procedures;

           (ii) Bid--indicating the number of Outstanding Shares of Subject Stock, if any, held by such Existing Holder which such Existing Holder desires to continue to hold for the next succeeding Dividend Period if the rate determined by the Auction Procedures shall not be less than the rate per annum specified by such Existing Holder; and/or

           (iii) Sell Order--indicating the number of Outstanding Shares of Subject Stock, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the rate determined by the Auction Procedures; and

        (b) Broker-Dealers will contact prospective purchasers of Shares of Subject Stock of such Series (each such prospective purchaser is herein referred to as a "Potential Holder" and the term Potential Holder includes an Existing Holder with respect to an offer by such Existing Holder to purchase additional Shares of Subject Stock of such Series) by telephone or otherwise to determine whether such Potential Holders desire to submit Bids. In these Bids, Potential Holders will indicate the number of Shares of Subject Stock of such Series that they offer to purchase if the rate determined by the Auction Procedures for such Series for the next Dividend Period shall not be less than the rates per annum specified in those Bids.

The communication to a Broker-Dealer of the foregoing information is herein referred to as an "Order" and collectively as "Orders." An Existing Holder or a Potential Holder placing an Order is herein referred to as a "Bidder" and collectively as "Bidders."

    An Existing Holder may submit different types of Orders in an Auction with respect to Shares of Subject Stock of a Series held by such Existing Holder; provided, however, that the total number of Shares of Subject Stock covered by Hold or Sell Orders does not exceed the number of Shares of Subject Stock of such Series then held by the Existing Holder. For information concerning the priority given to different types of Orders place by Existing Holders, see "Submission of Orders by Broker-Dealers to Trust Company" below.

    Any Bid specifying a rate higher than the Maximum Rate will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder. The Auction Procedures establish the Maximum Rate as the maximum rate per annum that can be determined in an Auction. See "Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" and "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares in an Auction" below.

    Pursuant to the terms of the Master Purchaser's Letter, a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell, and if the rate specified in a Bid is greater than the rate determined in an Auction, a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the number of Shares of Subject Stock subject thereto. A Bid made by a Potential Holder will constitute an irrevocable offer to purchase the number of Shares of Subject Stock specified in that Bid if the rate specified in the Bid is lower than or equal to the rate determined in the Auction. The number of Shares of Subject Stock purchased or sold may be subject to proration procedures. See "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares in an Auction" below. Each purchase or sale shall be made for settlement on the Business Day following the Auction Date at a price per Share of $100,000. See "Notification of Auction Results; Settlement" below.

    If an Order or Orders covering all of the Outstanding Shares of Subject Stock held by any Existing Holder is or are not submitted for any reason to the Trust Company prior to the Submission Deadline (as defined below), whether or not a Broker-Dealer failed to contact such Existing Holder, the Trust Company will deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Shares of Subject Stock held by such Existing Holder and not subject to Orders submitted to the Trust Company, except that a Sell Order will be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder in the case of an Auction for a Dividend Period which differs in duration by more than seven days from the preceding Dividend Period or an Auction for a Dividend Period of two years or more. The Trust Company may rely upon the terms of any Order submitted to it by a Broker-Dealer.

    For the purposes of an Auction, Shares for which the Company shall have given notice of redemption as set forth under "Description of the Stock--Redemption" will not be considered as Outstanding and will not be included in such Auction. Neither the Company nor any Affiliate thereof may submit an Order in an Auction.

SUBMISSION OF ORDERS BY BROKER-DEALERS TO TRUST COMPANY

    Prior to 1:00 p.m., New York City time, on each Auction Date, or such other time on the Auction Date as specified by the Trust Company with the consent of the Company (the "Submission Deadline"), each Broker-Dealer will submit to the Trust Company in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

    If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001 of 1%).

    If one or more Orders are submitted to the Trust Company by any Existing Holder which cover more than the aggregate number of Shares of Subject Stock of a Series held by that Existing Holder, such Orders will be considered valid in the following order of priority:

        (i) all Hold Orders shall be considered valid, but only up to and including the aggregate number of Shares of Subject Stock held by that Existing Holder and if the number of Shares of Subject Stock subject to those Hold Orders exceeds the number of Shares of Subject Stock held by that Existing Holder, the number of Shares of Subject Stock subject to each Hold Order will be reduced pro rata to cover the number of shares of Subject Stock held by that Existing Holder;

        (ii) (A) any Bid will be considered valid up to and including the excess of the number of Outstanding Shares of Subject Stock held by such Exiting Holder over the number of Shares of Subject Stock subject to any Hold Order referred to in clause (i) above;

            (B) Subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of an Existing Holder and the number of Shares of Subject Stock subject to those Bids is greater than the excess described in the preceding subclause (A), those Bids will be considered valid up to the amount of the excess and the number of Shares of Subject Stock subject to each Bid with the same rate will be reduced pro rata to cover the number of Shares of Subject Stock equal to such excess;

            (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of an Existing Holder, those Bids will be considered valid in the ascending order of their respective rates up to the amount of that excess; and

            (D) any Shares of Subject Stock subject to Bids not valid under this clause (ii) will be treated as the subject of a Bid by a Potential Holder; and

        (iii) all Sell Orders will be considered valid but only up to and including in the aggregate the excess of the number of Outstanding Shares of Subject Stock held by that Existing Holder over the sum of the Shares of Subject Stock subject to Hold Orders referred to in clause (i) and valid Bids by that Existing Holder referred to in clause (ii) above.

    If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid specifying the rate and number of Shares of Subject Stock.

DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND DIVIDEND RATE

    Not earlier than the Submission Deadline, the Trust Company will assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Hold Order, Bid or Sell Order as submitted or deemed submitted by a Broker-Dealer being herein referred to as a "Submitted Hold Order," a

"Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and will determine the excess of the aggregate number of Outstanding Shares of Subject Stock over the number of Outstanding Shares of Subject Stock subject to Submitted Hold Orders (each excess being herein referred to as the "Available Shares") and whether Suffcient Clearing Bids have been made in the Auction.

    Sufficient Clearing Bids will have been made if the number of Outstanding Shares of Subject Stock that are subject to Submitted Bids by Potential Holders specifying rates not higher than the Maximum Rate equals or exceeeds the number of Outstanding Shares of Subject Stock that are the subject of Submitted Sell Orders (including the number of Shares subject to Bids by Existing Holders specifying rates higher than the Maximum Rate).

    If Sufficient Clearing Bids have been made, the Trust Company, taking into account the rates in all Submitted Bids of Existing Holders and Potential Holders, will determine the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which, when adding the number of Outstanding Shares of Subject Stock which would continue to be held by Existing Holders (other than pursuant to Hold Orders) to the number of Outstanding Shares of Subject Stock to be purchased by Potential Holders, would equal not less than the Available Shares. If Sufficient Clearing Bids have been made, the Winning Bid Rate will be the Dividend Rate for the next Dividend Period for all Shares of Subject Stock.

    If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Shares of Subject Stock are subject to Submitted Hold Orders), the Dividend Rate for the next Dividend Period for all Shares will be equal to the Maximum Rate. If Sufficient Clearing Bids have not been made, Existing Holders that have submitted Sell Orders will be unable to sell in the Auction all Shares subject to those Submitted Sell Orders. See "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares in an Auction" below.

    If all of the Outstanding Shares of Subject Stock are subject to Submitted Hold Orders, the Dividend Rate for the next Dividend Period for all such Shares will be 58% of the Applicable Determining Rate.

ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES IN AN AUCTION

    Based on the determinations made under "Determination of Sufficient Clearing Bids, Winning Bid Rate and Dividend Rate" above, and subject to the discretion of the Trust Company to round as described below, Submitted Bids and Submitted Sell Orders will be accepted or rejected in the order of priority set forth in the Auction Procedures with the result that Existing Holders and Potential Holders of Shares will sell, continue to hold and/or purchase Shares of Subject Stock as set forth below. Existing Holders that submitted or were deemed to have submitted Hold Orders will continue to hold the Shares subject to those Hold Orders.

    If Sufficient Clearing Bids have been made:

        (a) each Existing Holder that placed a Submitted Bid specifying any rate higher than the Winning Bid Rate or a Submitted Sell Order will sell the Shares of Subject Stock subject to that Submitted Bid or Submitted Sell Order;

        (b) each Existing Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate will continue to hold the Shares of Subject Stock subject to that Submitted Bid;

        (c) each Potential Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate will purchase the Shares of Subject Stock subject to that Submitted bid;

        (d) each Existing Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate will continue to hold the Shares of Subject Stock subject to that Submitted Bid, unless the number of Shares of Subject Stock subject to all such Submitted Bids is greater than the excess of the Available Shares over the number of Shares of Subject Stock accounted for in clauses (b) and (c) above, in which event each Existing Holder placing such a Submitted Bid will sell a number of Shares of Subject Stock subject to that Submitted Bid determined on a pro rata basis based on the number of Shares of Subject Stock subject to all such Submitted Bids by the Existing Holders; and

        (e) each Potential Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate will purchase any Available Shares not accounted for in clause (b), (c) or (d) above on a pro rata basis based on the number of Shares of Subject Stock subject to all such Submitted Bids.

    If Sufficient Clearing Bids have not been made (except where all Outstanding Shares of Subject Stock are subject to Submitted Hold Orders):

        (a) each Existing Holder that placed a Submitted Bid specifying a rate equal to or lower than the Maximum Rate will continue to hold the Shares of Subject Stock subject to that Submitted Bid;

        (b) each Potential Holder that placed a Submitted Bid specifying a rate equal to or lower than the Maximum Rate will purchase the Shares of Subject Stock subject to that Submitted Bid; and

        (c) each Existing Holder that placed a Submitted Bid specifying a rate higher than the Maximum Rate or a Submitted Sell Order will sell a pro rata portion of the number of Shares of Subject Stock held by that Existing Holder based on the number of Shares of Subject Stock subject to all the Submitted Bids and Submitted Sell Orders.

    If as a result of the Auction Procedures described above, (i) any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Share of Subject Stock, the Trust Company will round up or down the number of Shares of Subject Stock being sold and purchased on that Auction Date so that the number of Shares of Subject Stock sold or purchased by each Existing Holder or Potential Holder will be whole Shares of Subject Stock and (ii) any Potential Holder would be entitled or required to purchase less than a whole Share of Subject Stock, the Trust Company will allocate Shares of Subject Stock to purchase among Potential Holders so that only whole Shares of Subject Stock are purchased by any Potential Holder, even if that allocation results in one or more of the Potential Holders not purchasing Shares of Subject Stock.

NOTIFICATION OF AUCTION RESULTS; SETTLEMENT

    The Trust Company will advise each Broker-Dealer that submitted a Bid or Sell Order on behalf of a Bidder by telephone at approximately 3:00 p.m., New York City time, on each Auction Date whether such Bid or Sell Order was accepted, in whole or in part, or rejected and the Dividend Rate for the next Dividend Period. Each Broker-Dealer that submitted a Bid or Sell Order on behalf of a Bidder will then advise the Bidder whether such Bid or Sell Order was accepted, in whole or in part, or rejected; will confirm purchases and sales with each Bidder purchasing or selling Shares of Subject Stock as a result of the Auction; and will advise each Bidder purchasing or selling Shares of Subject Stock subject to that Auction to instruct its Agent Member of the Stock Depository to pay the purchase price against delivery of such Shares of Subject Stock or to deliver such Shares of Subject Stock against payment therefor as appropriate. Each Broker-Dealer that submitted a Hold Order on behalf of an Existing Holder will also advise such Existing Holder of the Dividend Rate for the next Dividend Period. The Trust Company will record on the registry of Existing Holders to be maintained by the Trust Company each transfer of Shares of Subject Stock subject to that Auction. See "General" above.

    In accordance with the Stock Depository's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through the Stock Depository and the accounts of the respective Agent Members at the Stock Depository will be debited and credited and Shares of Subject Stock delivered as necessary to effect the purchases and sales of Shares of Subject Stock as determined in the Auction. Purchasers will make payment to the Stock Depository through their Agent Members in same-day funds against delivery; the Stock Depository will make payments in accordance with its normal procedures for payment in same day funds.

    If any Existing Holder selling Shares of Subject Stock in an Auction fails to deliver those Shares of Subject Stock, the Broker-Dealer of any person that was to have purchased Shares of Subject Stock in such Auction may deliver to such person a number of whole Shares of Subject Stock that is less than the number of Shares of Subject Stock that otherwise was to be purchased by such person. In such event, the number of Shares of Subject Stock to be so delivered will be determined by such Broker-Dealer. Delivery of such lesser number of Shares of Subject Stock will constitute delivery.

CONCERNING THE TRUST COMPANY

    The Trust Company is acting as agent for the Company in connection with the Auctions. In the absence of bad faith or negligence on its part, the Trust Company will not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Trust Company Agreement and will not be liable for any error of judgment made in good faith unless the Trust Company shall have been negligent in ascertaining the pertinent facts.

    The Trust Company may upon notice to the Company terminate the Trust Company Agreement on a date no earlier than the first to occur of (i) the first Business Day after the date occurring 90 days after the giving of such notice or (ii) the date on which the Company has entered into an agreement containing substantially the same terms and conditions as the Trust Company Agreement with a successor Trust Company. If the Trust Company resigns, the Company will use its best efforts to enter into an agreement in respect of the Stock of each Series with a successor Trust Company containing substantially the same terms and conditions as the Trust Company Agreement. The Company may terminate the Trust Company Agreement at any time, provided that prior to the termination, the Company shall have entered into an agreement containing substantially the same terms and conditions with a successor Trust Company.

BROKER-DEALERS

    The Trust Company after each Auction will pay a service charge, from funds provided by the Company, to each Broker-Dealer which initially will be at the annual rate of 1/4 of 1% of the purchase price of Shares of Subject Stock placed by such Broker-Dealer at such Auction. For the purposes of the preceding sentence, Shares of Subject Stock will be considered as placed by a Broker-Dealer if the Shares were (i) the subject of Hold Orders deemed to have been made by Existing Holders and were acquired by such Existing Holders through that Broker-Dealer or (ii) the subject of the following Orders submitted by that Broker-Dealer: (A) a Submitted Bid of an Existing Holder that was accepted so that such Existing Holder continues to hold those Shares of Subject Stock as a result of the Auction, (B) a Submitted Bid of a Potential Holder that was accepted so that the Potential Holder purchases those Shares of Subject Stock as a result of the Auction or (C) a valid Hold Order.

    The Broker-Dealer Agreements provide that a Broker-Dealer may submit Orders in Auctions for its own account, unless the Company notifies all Broker-Dealers that they may no longer do so. However, in that case, Broker-Dealers may continue to submit Hold Orders and Sell Orders. Any Broker-Dealer submitting an Order for its own account in any Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other Broker-Dealers. In the Broker-Dealer Agreements, Broker-Dealers agree to handle customer orders in accordance with their respective duties under applicable securities laws and rules. A Broker-Dealer that is an Affiliate of the Company may not submit for its own account Bids or Hold Orders in Auctions.

                               TAX CONSIDERATIONS

    The following discussion of certain U.S. Federal income tax consequences to holders of Shares of Stock is based upon the provisions of the Code, applicable Treasury regulations thereunder, judicial authority and administrative rulings and practice now in effect. Future legislative, judicial or administrative changes or interpretations, which may or may not be retroactive, could modify such tax consequences. The Company has not requested, and does not intend to request, any rulings from the Internal Revenue Service (the "IRS") concerning the Federal income tax consequences of an investment in Shares of Stock. The summary below does not discuss all aspects of Federal income taxation that may be relevant to a particular holder in light of the holders' particular investment circumstances, or to certain types of holders subject to special treatment under the Federal income tax laws (for example, dealers in securities, life insurance companies, tax-exempt entities, and foreign persons), and does not discuss any aspect of state, local or foreign tax laws.

    EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE CONSEQUENCES OF ACQUIRING, HOLDING OR DISPOSING OF SHARES OF STOCK IN LIGHT OF CURRENT TAX LAWS, THE HOLDER'S PARTICULAR INVESTMENT CIRCUMSTANCES, AND THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

FEDERAL INCOME TAXES

    In the opinion of James M. Kalashian, General Tax Counsel of General Electric Capital Corporation, tax counsel to the Company, (i) the Shares of Stock will constitute stock of the Company for Federal income tax purposes, (ii) distributions on Shares of Stock, to the extent paid out of current or accumulated earnings and profits of the Company (as calculated for Federal income tax purposes), will constitute dividends for Federal income tax purposes and (iii) any beneficial owner of Shares of Stock that is a corporation otherwise entitled to the 70% dividends-received deduction under Section 243(a)(1) of the Code (the "Dividends-Received Deduction") will be entitled to the Dividends-Received Deduction with respect to distributions on Shares of Stock that are treated as dividends of the Company for Federal income tax purposes. Although in Revenue Ruling 90-27 the IRS determined, among other things, that the use of a dutch auction similar to the Auction Procedures to reset the dividend rate on the Stock would not result in preferred stock being characterized as debt rather than stock, it is possible that the IRS might take the position that the Shares of Stock constitutes debt rather than stock for Federal income tax purposes. If this position were upheld, distributions by the Company to the holders of Shares of Stock would constitute interest income, not eligible for the Dividends-Received Deduction. It should be noted that opinions of counsel are not binding on the Service or on the courts and it is possible that the Service might take positions contrary to the opinions of counsel expressed herein. In order to enable counsel to render its opinions, the Company has provided counsel with certain representations upon which the opinion relies.

    Corporate holders of Shares of Stock should be aware that Section 246(c) of the Code disallows the Dividends-Received Deduction in its entirety if the stock with respect to which the dividend is paid is not held for at least 46 days (91 days in the event dividends are attributable to a period or periods aggregating in excess of 366 days) (the "Minimum Holding Period"). A holder may not count towards the Minimum Holding Period any period in which the holder (i) has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of the Shares of Stock or substantially identical stock or securities, (ii) is the grantor of an option to buy (other than a qualified covered call) such Shares or substantially identical stock or securities or
(iii) has otherwise diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property. Treasury Regulations provide, generally, that a taxpayer has diminished its risk of loss on stock by holding positions with respect to substantially similar or related property if, when the positions are entered into, changes in the fair market value of the stock and the positions are expected to vary inversely. In addition, positions that reflect the value of more than one stock may, in certain circumstances, be considered to be substantially similar or related property that diminishes the risk of loss with respect to the stock. Furthermore, Section 246(c) of the Code disallows the Dividends-Received Deduction for a dividend if the holder of the Shares of Stock is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the Minimum Holding Period has been met.

    Shares of Stock may have Dividend Periods of less than 46 days. Holders of Shares of Stock who are entitled to receive a dividend prior to meeting the 46-day requirement will not be entitled to the Dividends-Received Deduction unless they ultimately hold their Shares of Stock for at least 46 days. Furthermore, the IRS may argue that a holder who has elected to retain its Shares of Stock upon a change in the Dividend Rate and/or the length of the Dividend Period with respect to such Shares of Stock has constructively exchanged its Shares of Stock for another class of Shares of Stock. Even if the transaction were so treated, (i) no gain or loss would be recognized by the holder or the Company, (ii) the Shares of Stock deemed received in the transaction would have a basis equal to that of the Shares of Stock deemed surrendered and (iii) the holder would include the holding period of the Shares of Stock deemed surrendered in its holding period of the Shares of Stock deemed received. Thus, a holder would meet the Minimum Holding Period with respect to dividends received subsequent to such an exchange if, upon adding the holding period of the Shares of Stock deemed surrendered to the holding period of the shares deemed received, the sum of such holding periods were greater than 45 days. It is possible, however, that the holding period of the Shares of Stock deemed received in the exchange would not be added to the holding period of the Shares of Stock deemed surrendered, which might result in a holding period of less than 46 days for the Shares of Stock deemed surrendered by holders prior to satisfying the Minimum Holding Period. Although there is no authority regarding the application of the holding period provisions in this situation, counsel is of the opinion that Section 246(c) of the Code is likely to be construed so as to permit continuation of the holding period for purposes of the Dividend-Received Deduction with respect to dividends paid on shares deemed surrendered in such an exchange. This possibility would not affect the treatment of dividends for periods after the exchange, if the aggregate holding period, including the holding period of the Shares deemed surrendered in the exchange, satisfied the 46-day requirement. Prospective investors who intend to purchase Shares with a Dividend Period of less 46 days should consult their own tax advisors as to whether the dividend related to a Dividend Period that is shorter than the Minimum Holding Period will ultimately qualify for the Dividends-Received Deduction where such investor holds such Shares, in total, for at least 46 days.

    Section 246A of the Code provides for the reduction or elimination of the Dividends-Received Deduction where a corporation has indebtedness "directly attributable to investment" in portfolio stock, such as Shares of Stock.

    In addition, corporate holders should be aware that dividend income that is not subject to regular corporate taxation as a consequence of the Dividends-Received Deduction may give rise to alternative minimum tax liability.

    Under Section 1059 of the Code, a corporate holder that disposes of Shares of Stock may be required to reduce its tax basis in such Stock (but not below zero) by the "nontaxed portion" of any "extraordinary dividend" it receives from the Company with respect to such Stock, if it has not held the underlying Stock for more than two years (or without regard to holding period in the case of preferred stock structured to avoid application of Section 1059) before the dividend announcement date (i.e., the date on which the Company declares, announces, or agrees to either the amount or the payment of the dividend, whichever is earliest). Extraordinary dividends are determined by reference to tax basis (as adjusted for prior distributions) or, if the taxpayer elects, by reference to the fair market value of the Shares of Stock as of the day before the ex-dividend date (provided the taxpayer can establish the fair market value to the satisfaction of the IRS). A dividend payment generally will be extraordinary if it equals or exceeds 5% of tax basis (as adjusted) or fair market value, as the case may be. Dividends paid that have ex-dividend dates within 85 consecutive days are treated as one distribution, as are dividends paid that have ex-dividend dates within 365 consecutive days if the aggregate dividends exceed 20% of tax basis (as adjusted) or fair market value, as the case may be.

    The "nontaxed portion" of the dividend generally is equal to the Dividends-Received Deduction. The reduction in basis will increase any gain (or reduce the amount of any loss) realized by the holder on a sale, redemption or other disposition of Shares of Stock. In addition, if the reduction would exceed tax basis (as adjusted) but for the limitation that basis cannot be reduced below zero, the amount of such excess will be taxable at the time of the disposition as gain from the sale or exchange of Shares of Stock. The basis reduction is only for purposes of determining gain or loss on disposition of the Shares of Stock, and whether subsequent distributions are extraordinary.

    To the extent that distributions are made by the Company to the holders of Shares of Stock that do not constitute dividends for Federal income tax purposes because they exceed current and accumulated earnings and profits of the Company, such distributions will be treated for Federal income tax purposes as a return of capital, which will first reduce the holder's basis in the Shares of Stock by the amount of such excess and then, to the extent such distributions are in excess of the holder's basis, result in short-or long-term capital gain (provided the Shares of Stock are held by the holder as a capital asset).

STATE AND LOCAL INCOME TAXES

    The holders of Shares of Stock may be liable for state and local income taxes with respect to dividends paid on Shares of Stock. As many states and localities may not allow, in whole or in part, a Dividends-Received Deduction to corporations, each prospective purchaser of Shares of Stock is advised to consult its own tax advisor in regard to state and local taxes.

                                  UNDERWRITING

    From time to time, the Company may receive, and may solicit, offers from underwriters to purchase all or a part of any Series of Stock, to be reoffered to the public through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone or otherwise. The managing underwriter or underwriters, if any, with respect to the offer and sale of any Series of Stock to which the Prospectus Supplement accompanying this Prospectus relates are set forth in such Prospectus Supplement and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. The Company will execute an underwriting agreement (the "Underwriting Agreement") with any such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of any Series of Stock in respect of which this Prospectus is delivered to the public. Such Prospectus Supplement also will state the discounts and commissions, if any, to be allowed or paid to the underwriters by the Company, and describe all other items, if any, constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which application will be made to list any Series of Stock.

    GE Capital Services, which owns all of the outstanding common stock of the Company, owns 100% of the common stock of Kidder, Peabody Group Inc. which in turn owns 100% of the common stock of Kidder, Peabody & Co. Incorporated ("Kidder"). Kidder in turn owns approximately 22% of the issued and outstanding common stock of PaineWebber Group Inc. ("PaineWebber") and Convertible Preferred Stock and Redeemable Preferred Stock of PaineWebber. As a result, any offering of the Shares is required to be made in compliance with the applicable provisions of Schedule E to the By-Laws of the

National Association of Securities Dealers, Inc. ("NASD"), which Schedule applies to offerings of securities of issuers affiliated with NASD members. In accordance therewith, no underwriter or dealer may confirm sales of the Shares to accounts over which they exercise discretionary authority.

    The relevant Underwriting Agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, and the Company will agree, under the Underwriting Agreement, to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL OPINIONS

    Except as may be otherwise specified in the Prospectus Supplement accompanying this Prospectus, the legality of the Stock will be passed upon for the Company by Burton J. Kloster, Jr., a director and Senior Vice President, General Counsel and Secretary of the Company, or Bruce C. Bennett, Associate General Counsel, Treasury Operation and Assistant Secretary of the Company; and for any underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Messrs. Kloster and Bennett and James M. Kalashian (who is referred to under "Tax Considerations"), together with members of their families, own, have options to purchase and have other interests in shares of common stock of GE Company.

                                    EXPERTS

    The financial statements and schedules of General Electric Capital Corporation and consolidated affiliates as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference herein, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to a change in 1993 in the method of accounting for investments in certain securities.

                                                                      APPENDIX A

                               GLOSSARY OF TERMS

    "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Company.

    "Agent Member" shall mean the member of the Stock Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

    "Applicable Determining Rate" shall mean with respect to a Dividend Period of seven days to 89 days, the Effective Composite Commercial Paper Rate; with respect to a Dividend Period of 90 days to 364 days, the Effective LIBOR Rate; with respect to a Dividend Period of two years to 10 years, the U.S. Treasury Note Rate; and with respect to a Dividend Period in excess of 10 years, the U.S. Treasury Bond Rate.

    "Auction" shall mean the periodic implementation of the Auction Procedures.

    "Auction Date" shall mean the Business Day immediately preceding the first day of a Dividend Period for Stock.

    "Auction Method" shall mean a method of determining Dividend Periods and Dividend Rates for the Shares of Stock of a Series pursuant to the Auction Procedures, as described in this Prospectus.

    "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Appendix B to this Prospectus.

    "Available Shares" shall have the meaning specified in paragraph (a) of
Section 3 of the Auction Procedures.

    "Bid" and "Bids" shall have the respective meanings specified in paragraph
(a) of Section 1 of the Auction Procedures.

    "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 1 of the Auction Procedures.

    "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the function required of a Broker-Dealer in the Auction Procedures, that is a member of, or a participant in, the Stock Depository, and that has been selected by the Company and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

    "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and Broker-Dealer pursuant to which such Broker-Dearler agrees to follow the Auction Procedures.

    "Business Day" shall mean a day on which the New York Stock Exchange, Inc., is open for trading and which is neither a Saturday, Sunday nor other day on which banks in the City of New York, New York, are authorized by law to close.

    "Cede" shall mean Cede & Co.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Common Stock" shall mean the shares of Common Stock, par value of $200 per share, of the Company.

    "Company" shall mean General Electric Capital Corporation, a New York corporation.

    "Date of Original Issue" shall mean, as to any Share of Stock, the date on which the Company initially issues such Share.

    "Dividend Payment Date" shall mean, with respect to each Share of Stock, the last day of each Dividend Period applicable thereto, regardless of its length, and, in addition, in the case of Dividend Periods of more than 99 days, on the following additional dates: (a) if such Dividend Period is from 100 to 190 days, on the 91st day; (b) if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days; (c) if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and (d) if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year; provided, however, that in all such cases, if such date is not a Business Day, the Dividend Payment Date will be the Business Day next succeeding such date.

    "Dividend Period" and "Dividend Periods" shall mean, as to each Share of Stock, each period with respect to which dividends on such Share accumulate and are payable, each such dividend period to be determined pursuant to the Auction Method.

    "Dividend Rate" and "Dividend Rates" shall mean, as to each Share of Stock, each rate at which dividends accumulate and are payable on such Share, such dividend rate to be determined pursuant to the Auction Method.

    "Dividends-Received Deduction" shall mean the deduction that a corporation is entitled to under Section 243(a)(1) of the Code with respect to distributions made on Shares of Stock that are treated as dividends for Federal income tax purposes provided that the minimum holding period in Section 246 of the Code and other requirements applicable to the particular holder are met.

    "DTC" shall mean The Depository Trust Company.

    "Effective Composite Commercial Paper Rate" shall mean, on any date, (i) the Money Market Yield of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, for a maturity that equals the duration of the relevant Dividend Period as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York on such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate by 2:00 p.m., New York City time, on such date, the Money Market Yield of the arithmetic mean of the rates on commercial paper of such maturity placed on behalf of such issuers, as quoted on a discount basis or otherwise by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., and Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors that are commercial paper dealers (the "Commercial Paper Dealers"), to the Trust Company or Tender Agent, as the case may be, for the close of business on the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available such a rate and if any Commercial Paper Dealer does not quote a rate required to determine the Effective Composite Commercial Paper Rate, the Effective Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Company to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. "Substitute Commercial Paper Dealers" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated or, in lieu of either thereof, their respective affiliates or successors that are commercial paper dealers. In the event that no quoted rates are available for a maturity that equals the duration of the relevant Dividend Period, then the rate will be the higher of the quoted rates for the maturity immediately shorter or immediately longer than the duration of the relevant Dividend Period.

    "Effective LIBOR Rate" shall mean, on any date, the offered rates for deposits in dollars for a period of the same duration as the relevant Dividend Period, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date. If at least two such offered rates appear on the Reuters Screen LIBO Page, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the Effective LIBOR Rate in respect of such date will be determined on the basis of the rates quoted to the Trust Company at which deposits in dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is the Business Day preceding such date to prime banks in the London interbank market for a period of the same duration as the relevant Dividend Period. The Company will request the principal London office of each of the Reference Banks to provide a quotation of such rate to the Trust Company. If at least two such quotations are provided, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of the rates quoted to the Trust Company by major banks in New York City, selected by the Company, at approximately 11:00 a.m., New York City time, on such date for loans in dollars to leading European banks for a period of the same duration as the relevant Dividend Period. "Reference Banks" means four major banks in the London interbank market, selected by the Company. In the event that no quoted rates are available for a maturity that equals the duration of the relevant Dividend Period, then the rate will be the higher of the quoted rates for the maturity immediately shorter or immediately longer than the duration of the relevant Dividend Period.

    "Existing Holder" shall mean, when used with respect to Shares of Stock, a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such Shares of such Series of Stock in the records of the Trust Company.

    "Federal Funds Rate" shall mean, on any date (i) the overnight Federal funds rate as such rate is made available by the Federal Reserve Bank of New York or
(ii) in the event that the Federal Reserve Bank of New York does not make available such a rate by 2:00 p.m., New York City time, on any day, then the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by each of the three leading brokers of Federal funds transactions in New York City as selected by the Company prior to 9:00 a.m., New York City time, on that day.

    "GE Capital Services" shall mean General Electric Capital Services, Inc., a Delaware corporation.

    "GE Company" shall mean General Electric Company, a New York corporation.

    "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of the Auction Procedures.

    "Initial Dividend Period" shall mean, for each Share, the initial Dividend Period applicable to such Shares.

    "IRS" shall mean the Internal Revenue Service.

    "Master Purchaser's Letter" shall mean a letter addressed to the Company, the Trust Company and an Agent Member in which a Person agrees that if such Person should offer to purchase, purchase, offer to sell and/or sell Shares of a Series of Stock, such Person will be bound by the Auction Procedures.

    "Maximum Rate" shall mean, on any date, with respect to any Share of Stock, the percentage (determined as set forth below based on the prevailing rating of such Share of Stock in effect at the close of business on the Business Day immediately preceding such date and on the duration of the relevant Dividend Period) of the Applicable Determining Rate for such Share on such date; provided, however, that during the continuance of a Payment Failure the applicable percentage shall be 200%:

                                   FOR DIVIDEND PERIODS     FOR DIVIDEND PERIODS
          PREVAILING RATING        OF LESS THAN ONE YEAR    OF TWO YEARS OF MORE
- --------------------------------   ---------------------    --------------------
AA/Aa or above..................            110%                     125%
A/A.............................            125%                     140%
BBB/Baa.........................            150%                     175%
Below BBB/Baa...................            200%                     225%

For purposes of this definition, the "prevailing rating" of each Series of the Stock shall be (i) AA/Aa or above, if the Shares of Stock have a rating of AA-or better by Standard & Poor's and Aa3 or better by Moody's or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, (ii) if not AA/Aa or above, then A/A if the Shares of each Series of the Stock have a rating of A- or better by Standard & Poor's and A3 or better and by Moody's or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, (iii) if not AA/Aa or above or A/A, then BBB/Baa if the Shares of each Series of the Stock have a rating BBB- or better by Standard & Poor's and Baa3 or better by Moody's or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, and (iv) if not AA/Aa or above, A/A or BBB/Baa, then below BBB/Baa. The Company will take all reasonable action necessary to enable Standard & Poor's and Moody's to provide a rating for each Series of the Stock. If either Standard & Poor's or Moody's fails to make such a rating available, the Company will select one or two nationally recognized securities rating agencies to act as a substitute rating agency or agencies, as the case may be.

    "Money Market Yield" shall mean, with respect to any rate that is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

                          D x 360
                      --------------
Money Market Yield =  360 - (D x M)  x 100

where "D" refers to the per annum rate, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the number of days for which such discount rate is quoted.

    "Moody's" shall mean Moody's Investor Services, Inc. and its successors.

    "1986 Act" shall mean the Tax Reform Act of 1986, as amended.

    "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of the Auction Procedures.

    "Organization Certificate" shall mean the Organization Certificate of the Company, as amended and restated to the date hereof.

    "Outstanding" shall mean, as of any date, Shares of a Series of Stock theretofore issued by the Company except (i) any Shares of such Series of Stock theretofore cancelled or delivered for cancellation or redeemed by the Company or as to which a notice of redemption shall have been given by the Company, (ii) any Shares of such Series of Stock as to which the Company or any Affiliate thereof shall be an owner (except that any Shares acquired by an Affiliate that is a Broker-Dealer and that acquired such Shares in the normal course of its business shall be deemed to be Outstanding), or (iii) any Shares of such Series of Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company.

    "Paying Agent" shall mean a bank or trust company duly appointed as such Paying Agent.

    "Payment Failure" shall mean that the Company shall fail to pay: (i) all dividends in respect of any Share of Stock which have accumulated during any Dividend Period applicable to such Share by no later than the third Business Day following the last day of such Dividend Period or (ii) the redemption price in respect of Shares of Stock called for redemption on the date when due if, in each such case, such failure shall continue unremedied.

    "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

    "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring Shares of Stock of such Series (or, in the case of an Existing Holder, additional Shares of Stock of such Series).

    "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of the Auction Procedures.

    "Series" shall mean a series of Stock.

    "Shares" shall mean the shares of Stock.

    "Standard & Poor's" shall mean Standard & Poor's Corporation and its successors.

    "Stock" shall mean the Variable Cumulative Preferred Stock of the Company.

    "Stock Depository" shall mean The Depository Trust Company and its successors or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with Shares of Stock.

    "Subject Stock" shall mean, with respect to any Auction Date, the Shares of Stock subject to Auction on such date.

    "Submission Deadline" shall mean 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

    "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 3 of the Auction Procedures.

    "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of the Auction Procedures.

    "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of the Auction Procedures.

    "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of the Auction Procedures.

    "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall mean, for each Share of Stock, each Dividend Period applicable thereto other than the Initial Dividend Period applicable thereto.

    "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 3 of the Auction Procedures.

    "Trust Company" shall mean a bank or trust company duly appointed as such.

    "Underwriting Agreement" shall mean the underwriting agreement among the Company and the underwriters of the Shares of Stock.

    "U.S. Treasury Bond Rate" shall mean on any date (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Bond with a remaining maturity most nearly comparable to 30 years from such date, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bond Rate on such date. "Alternate Treasury Bond Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Bond with a remaining maturity most nearly comparable to 30 years from such date, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained by the Trust Company from at least three recognized primary U.S. Government securities dealers selected by the Company.

    "U.S. Treasury Note Rate" shall mean, on any date, (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained by the Trust Company from at least three recognized primary U.S. Government securities dealers selected by the Company.

    "Winning Bid Rate" shall have the meaning specified in paragraph (a) of
Section 3 of the Auction Procedures.

                                                                      APPENDIX B

                               AUCTION PROCEDURES

    The following Procedures will be set forth in the Organization Certificate relating to the Subject Stock of each Series. The terms not defined below (and referred to as defined in the Organization Certificate) are defined in Appendix A to this Prospectus.

    1. Orders by Existing Holders and Potential Holders in an Auction.

    (a) On or prior to the Submission Deadline on each Auction Date:

        (i) each Existing Holder may submit to a Broker-Dealer information as to:

           (A) the number of Outstanding Shares of Subject Stock, if any, held by such Existing Holder which such Existing Holder desires to continue to hold for the next succeeding Dividend Period without regard to the rate determined by the Auction Procedures for the next succeeding Dividend Period;

           (B) the number of Outstanding Shares of Subject Stock, if any, that such Existing Holder desires to continue to hold for the next succeeding Dividend Period if the rate determined by the Auction Procedures shall not be less than the rate per annum specified by such Existing Holder; and/or

           (C) the number of Outstanding Shares of Subject Stock, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the rate determined by the Auction Procedures for the next succeeding Dividend Period; and

        (ii) one or more Broker-Dealers shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, by telephone or otherwise to determine the number of Shares of Subject Stock, if any, which each such Potential Holder offers to purchase, provided that the rate determined by the Auction Procedures for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

    For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereafter referred to as a "Bidder" and collectively as "Bidders"; and Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereafter referred to as a "Sell Order" and collectively as "Sell Orders."

    (b) (i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

        (A) the number of Outstanding Shares of Subject Stock specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or

        (B) such number or a lesser number of Outstanding Shares of Subject Stock to be determined as set forth in subparagraph (a)(iv) of Section 4 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified therein; or

        (C) a lesser number of Outstanding Shares of Subject Stock to be determined as set forth in subparagraph (b)(iii) of Section 4 hereof if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

    (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

        (A) the number of Outstanding Shares of Subject Stock specified in such Sell order,

    or

        (B) such number or a lesser number of Outstanding Shares of Subject Stock as set forth in subparagraph (b)(iii) of Section 4 hereof if Sufficient Clearing Bids do not exist.

    (iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

        (A) the number of Outstanding Shares of Subject Stock specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

        (B) such number or a lesser number of Outstanding Shares of Subject Stock as set forth in subparagraph (a)(v) of Section 4 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified therein.

    2. Submission of Orders by Broker-Dealers to Trust Company.

    (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specify with respect to each Order:

        (i) the name of the Bidder placing such Order;

        (ii) the aggregate number of Shares of Subject Stock that are the subject of such Order;

        (iii) to the extent that such Bidder is an Existing Holder:

           (A) the number of Shares of Subject Stock, if any, subject to any Hold Order;

           (B) the number of Shares of Subject Stock, if any, subject to any Bid and the rate specified in such Bid; and

           (C) the number of Shares of Subject Stock, if any, subject to any Sell Order; and

        (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

    (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001 of 1%).

    (c) If an Order or Orders covering all of the Outstanding Shares of Subject Stock held by any Existing Holder is or are not submitted for any reason to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Shares of Subject Stock held by such Existing Holder and not subject to Orders submitted to the Trust Company, except that a Sell Order will be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder in the case of an Auction for a Dividend Period which differs in duration by more than seven days from the preceding Dividend Period or an Auction for a Dividend Period of two years or more.

    (d) If one or more Orders covering in the aggregate more than the number of Outstanding Shares of Subject Stock held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

        (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of Shares of Subject Stock held by such Existing Holder, and, if the number of Shares of Subject Stock subject to such Hold Orders exceeds the number of Shares of Subject Stock held by such Existing Holder, the number of Shares of Subject Stock subject to each such Hold Order shall be reduced pro rata to cover the number of Shares of Subject Stock held by such Existing Holder;

        (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Outstanding Shares of Subject Stock held by such Existing Holder over the number of Shares of Subject Stock subject to any Hold Order referred to in subparagraph (i) above,

        (B) subject to clause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Shares of Subject Stock subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess, and the number of Shares of Subject Stock subject to each Bid with the same rate shall be reduced pro rata to cover the number of Shares of Subject Stock equal to such excess,

        (C) subject to clause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess, and

        (D) in any such event the number, if any, of such Shares of Subject Stock subject to Bids not valid under this subparagraph (ii) shall be treated as the subject of a Bid by a Potential Holder; and

        (iii) all Sell Orders shall be considered valid but only up to and including in the aggregate the excess of the number of Outstanding Shares of Subject Stock held by such Existing Holder over the sum of the Shares of Subject Stock subject to Hold Orders referred to in subparagraph (i) and valid Bids by Existing Holders referred to in subparagraph (ii) above.

    (e) If more than one bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate therein specified.

    3. Determination of Sufficient Clearing Bids, Winning Bid Rate and Dividend Rate.

    (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

        (i) the excess of the total number of Outstanding Shares of Subject Stock over the number of Outstanding Shares of Subject Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares");

        (ii) from the Submitted Orders whether the number of Outstanding Shares of Subject Stock that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:

           (A) the number of Outstanding Shares of Subject Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate, and

           (B) the number of Outstanding Shares of Subject Stock that are subject to Submitted Sell Orders

               (in the event of such excess or such equality other than because the number of Shares of Subject Stock in clauses (A) and (B) above is zero because all of the Outstanding Shares of Subject Stock are the subject of Submitted Hold Orders, such Submitted Bids in clause (ii) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

        (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

           (A) (i) each Submitted Bid from Existing Holders specifying such lowest rate and (ii) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the Shares of Subject Stock that are the subject of such Submitted Bids, and

           (B) (i) each Submitted Bid from Potential Holders specifying such lowest rate and (ii) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the Shares of Subject Stock that are the subject of those Submitted Bids, would result in such Existing Holders described in clause (A) continuing to hold an aggregate number of Outstanding Shares of Subject Stock which, when added to the number of Outstanding Shares of Subject Stock to be purchased by such Potential Holders described in clause (B) would equal not less than the Available Shares.

    (b) Promptly after the Trust Company has made the determinations pursuant to paragraph (a) of this Section 3, the Trust Company shall advise the Company of the Applicable Determining Rate and the Maximum Rate and, based on such determinations, the Dividend Rate for the next succeeding Dividend Period as follows:

        (i) if Sufficient Clearing Bids exist, that the Dividend Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

        (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Shares of Subject Stock of a Series are the subject of Submitted Hold Orders), that the Dividend Rate for the next succeeding Dividend Period shall be the Maximum Rate; or

        (iii) if all of the Outstanding Shares of Subject Stock are the subject of Submitted Hold Orders, that the Dividend Rate for the next succeeding Dividend Period shall be equal to 58% of the Applicable Determining Rate.

    4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares in an Auction. Based on the determinations made pursuant to paragraph (a) of Section 3 hereof the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

        (a) if Sufficient Clearing Bids have been made, subject to the provisions of paragraphs (c) and (d) of this Section 4, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

           (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bids of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Shares of Subject Stock that are the subject of such Submitted Bids;

           (ii) the Submitted Bids of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Shares of Subject Stock that are the subject of such Submitted Bids;

           (iii) the Submitted Bids of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

           (iv) the Submitted Bids of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Shares of Subject Stock that are the subject of such Submitted Bids, unless the number of Outstanding Shares of Subject Stock subject to all such Submitted Bids shall be greater than the number of Shares ("Remaining Shares") equal to the excess of the Available Shares over the number of Shares of Subject Stock subject to Submitted Bids described in subparagraphs (ii) and (iii) of this paragraph (a), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Shares of Subject Stock, but only in an amount equal to the difference between (A) the number of Outstanding Shares of Subject Stock then held by such Existing Holder subject to such Submitted Bids and (B) the number of Shares of Subject Stock obtained by multiplying the number of Remaining Shares by a fraction the numerator of which shall be the number of Outstanding Shares of Subject Stock held by such Existing Holder subject to such Submitted Bids and the denominator of which shall be the sum of the number of Outstanding Shares of Subject Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

           (v) the Submitted Bids of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Shares of Subject Stock obtained by multiplying the difference between the Available Shares and the number of Shares of Subject Stock subject to Submitted Bids described in subparagraphs (ii), (iii) and (iv) of this paragraph (a) by a fraction the numerator of which shall be the number of Outstanding Shares of Subject Stock subject to such Submitted Bids and the denominator of which shall be the sum of the number of Outstanding Shares of Subject Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

        (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Shares of Subject Stock are subject to Submitted Hold Orders), subject to the provisions of paragraphs (c) and (d) of this Section 4, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

           (i) the Submitted Bids of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Shares of Subject Stock that are the subject of such Submitted Bids;

           (ii) the Submitted Bids of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

           (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding Shares of Subject Stock then held by such Existing Holder subject to such Submitted Bids or Submitted Sell Orders and (B) the number of Shares of Subject Stock obtained by multiplying the difference between the Available Shares and the aggregate number of Shares of Subject Stock subject to Submitted Bids described in subparagraphs (i) and (ii) of this paragraph (b) by a fraction the numerator of which shall be the number of

       Outstanding Shares of Subject Stock held by such Existing Holder subject to such Submitted Bids or Submitted Sell Orders and the denominator of which shall be the number of Outstanding Shares of Subject Stock subject to all such Submitted Bids and Submitted Sell Orders.

        (c) If as a result of the procedures described in paragraph (a) or (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Share of Subject Stock on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Shares of Subject Stock to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Shares of Subject Stock purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Shares of Subject Stock.

        (d) If, as a result of the procedures described in paragraph (a) of this
    Section 4, any Potential Holder would be entitled or required to purchase less than a whole Share of Subject Stock on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate Shares of Subject Stock for purchase among Potential Holders so that only whole Shares of Subject Stock are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Shares of Subject Stock on such Auction Date.

    5. Miscellaneous.

    (a) The Board of Directors of the Company or a duly authorized committee thereof may interpret the provisions hereof to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein.

    (b) So long as the Dividend Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of Shares of Subject Stock only pursuant to a Bid or Sell Order in accordance with the Procedures described herein or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Agent Member or its Broker-Dealer advises the Trust Company of such transfer, and (ii) shall have the ownership of the Shares of Stock of the Series held by it maintained in book entry form by the Stock Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

    (c) Neither the Company nor any Affiliate thereof may submit an Order in any Auction, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Company may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Stock for its own account, it must submit a Sell Order in the next Auction with respect to such Shares.

    (d) The Trust Company shall reject any Submitted Order of the Company or an Affiliate, except for Sell Orders of affiliated Broker-Dealers permitted under paragraph (c) of this Section 5.

    (e) From and during the continuance of a payment failure Shares of each Series may be registered for transfer or exchange and new certificates issued upon surrender of the older certificates in form deemed by the Trust Company (or any other transfer agent or registrar appointed by the Company) properly endorsed for transfer with all necessary endorsers' signatures guaranteed in such manner and form as the Trust Company (or such other transfer agent or registrar) may require by a guarantor reasonably believed by the Trust Company (or such other transfer agent or registrar) to be responsible, accompanied by such assurances as the Trust Company (or such other transfer agent or registrar) shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable law relating to the collection of taxes or funds necessary for the payment of such taxes.

    (f) Unless preferential dividends on the Stock are in arrears, the Company shall have the right from time to time (if and to the extent at the time permitted under applicable law) to purchase on the open market or at private sale, or otherwise acquire, Outstanding Shares of Stock of any Series at a price not exceeding the price at which such Stock might at the time be redeemed at the option of the Company, plus an amount equal to accumulated and unpaid preferential dividends to the date of acquisition.

                                                                      APPENDIX C

                         AUCTION SETTLEMENT PROCEDURES

    Capitalized terms used herein shall have the respective meanings specified in Appendix A to this Prospectus.

    (a) On each Auction Date, the Trust Company shall notify by telephone the Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

        (i) the Dividend Rate fixed for the next succeeding Dividend Period;

        (ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

        (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected and the number of Shares, if any, then Outstanding to be sold by such Existing Holder;

        (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected and the number of Shares, if any, to be purchased by such Potential Holder;

        (v) if the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different than the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of Shares to be (x) purchased from one or more Existing Holders on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (y) sold to one or more Potential Holders on whose behalf such other Broker-Dealer submitted Bids; and

        (vi) the Auction Date of the next succeeding Auction.

    (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

        (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected;

        (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Stock Depository the amount necessary to purchase the number of Shares to be purchased pursuant to such Bid against receipt of such Shares and advise such Potential Holder of the Dividend Rate for the next succeeding Dividend Period;

        (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Bid or a Sell Order that was accepted, in whole or in part, to instruct such Bidder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Stock Depository the number of Shares to be sold pursuant to such Bid or Sell Order against payment therefor and advise any such Existing Holder that will continue to hold Shares of the Dividend Rate for the next succeeding Dividend Period;

        (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Dividend Rate for the next succeeding Dividend Period;

        (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

        (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

    (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order shall, in such manner and at such time or times as it in its sole discretion may determine, allocate any funds received by it pursuant to subparagraph (b)(ii) above, and any Shares received by it pursuant to subparagraph (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were rejected or Sell Orders, and any Broker-Dealers identified to it by the Trust Company pursuant to subparagraphb](a)(v) above.

    (d) On the Business Day after the Auction Date, the Stock Depository shall execute the transactions described above, debiting and crediting the amounts of the respective Agent Members as necessary to effect the purchase and sales of Shares as determined in the Auction.

                                                                      APPENDIX D

       TO BE SUBMITTED TO YOUR BROKER-DEALER WHO WILL THEN DELIVER COPIES
                 ON YOUR BEHALF TO THE RESPECTIVE TRUST COMPANY

                           MASTER PURCHASER'S LETTER


                RELATING TO SECURITIES INVOLVING RATE SETTINGS
                                THROUGH AUCTIONS

THE COMPANY
THE TRUST COMPANY
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

    1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Company and of any Trust Company, auction agent, paying agent (collectively, "Trust Company"), broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

    2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend interest rate on Securities may be based from time to time on the results of Auctions as set forth in the Prospectus.

    3. We agree that any bid or sell order placed by us in an Auction shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the Trust Company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

    4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable Trust Company a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions we or our broker-dealer or our agent member shall advise such Trust Company of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

    5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable Trust Company such information concerning our beneficial ownership of Securities as such Trust Company shall request.

    6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

    7. This letter is not a commitment by us to purchase any Securities.

    8. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

    9. The descriptions of Auction procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

    10. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

    11. Our agent member of the Depository Trust Company currently is
          .

    12. Our personnel authorized to place orders with broker-dealers for the
purpose set forth in the Prospectus in Auctions currently is/are      ,
telephone number (   )   -    .

    13. Our taxpayer identification number is       .

    14. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

        A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

        B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

        C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

        D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

Dated: ...................................

Mailing Address of Purchaser                (Name of Purchaser)

 ..........................................  By .................................

 ..........................................  Printed Name: ......................

 ..........................................  Title: .............................

                                                                  EXECUTION COPY

       TO BE SUBMITTED TO YOUR BROKER-DEALER WHO WILL THEN DELIVER COPIES
                 ON YOUR BEHALF TO THE RESPECTIVE TRUST COMPANY

                           MASTER PURCHASER'S LETTER

                 RELATING TO SECURITIES INVOLVING RATE SETTINGS
                                THROUGH AUCTIONS

THE COMPANY
THE TRUST COMPANY
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

    1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Company and of any Trust Company, auction agent, paying agent (collectively, "Trust Company"), broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

    2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend interest rate on Securities may be based from time to time on the results of Auctions as set forth in the Prospectus.

    3. We agree that any bid or sell order placed by us in an Auction shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the Trust Company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

    4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable Trust Company a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions we or our broker-dealer or our agent member shall advise such Trust Company of such transfer. We understand that a restrictive legend will be placed on certificates representing the

Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

    5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable Trust Company such information concerning our beneficial ownership of Securities as such Trust Company shall request.

    6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

    7. This letter is not a commitment by us to purchase any Securities.

    8. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

    9. The descriptions of Auction procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

    10. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

    11. Our agent member of the Depository Trust Company currently is
          .

    12. Our personnel authorized to place orders with broker-dealers for the
purpose set forth in the Prospectus in Auctions currently is/are      ,
telephone number (   )   -    .

    13. Our taxpayer identification number is       .

    14. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

        A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

        B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

        C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

        D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

Dated: ...................................

Mailing Address of Purchaser                (Name of Purchaser)

 ..........................................  By .................................

 ..........................................  Printed Name: ......................

 ..........................................  Title: .............................

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement................................   $137,932
Accounting Fees and Expenses.........................................     25,000
Trust Company's Fees and Expenses....................................    120,000
Blue Sky filing and counsel fees.....................................     45,000
NASD Filing fees.....................................................     30,500
Printing Fees........................................................     25,000
Miscellaneous........................................................      1,568
                                                                        --------
        Total........................................................   $385,000
                                                                        --------
                                                                        --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Sections 7018-7022 of the New York Banking Law the Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers as follows:

        a. If a director or officer is made or threatened to be a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director of officer of the company or is or was serving at the request of the Company as a director or officer of some other enterprise (including, without limitation, an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

        b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgement in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of the Company, or served some other enterprise (including, without limitation, an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such action or proceeding, or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        c. A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs a or b above, shall be entitled to indemnification as authorized in such paragraphs.

    The foregoing statement is subject to the detailed provisions of Sections 7018-7022 of the New York Banking Law.

    The indemnification and advancement of expenses granted pursuant to the New York Banking Law, as summarized in the foregoing paragraph, are not exclusive of any other rights to indemnification or advancement of expenses to which a director or officer may be entitled, provided that no indemnification may be made if a judgment adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The By-Laws of the Company provide that directors and officers of the Company shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to another organization at the Company's request. Persons who are not directors or offices of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors.

    Reference is made to the Underwriting Agrement filed as Exhibit 1 hereto for a description of the indemnification arrangements in connection with an underwritten offering of the Securities registered hereby.

    The directors of the Company are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16. EXHIBITS.

EXHIBIT    INCORPORATED BY REFERENCE TO FILINGS
NUMBER                   INDICATED                                 DESCRIPTION
- -------  -----------------------------------------  -----------------------------------------
1                                                   Form of Underwriting Agreement.
4(a)     --Exhibit 3(i) to the Company's Annual     Restated Organization Certificate filed
           Report on Form 10-K for the fiscal year  by the Superintendent of Banks of the
           ended December 31, 1993                  State of New York on November 28, 1988,
                                                    as last amended on December 6, 1990.
4(b)     --Exhibit 4(b) to the Company's            Certificate of Amendment authorizing
           Registration Statement on Form S-3       3,500 additional shares of Variable
           (No. 33-58771)                           Cumulative Preferred Stock filed by the
                                                    Superintendent of Banks of the State of
                                                    New York on April 21, 1995.
4(c)                                                Certificate of Amendment specifying
                                                    certain terms of the Series O, P and Q
                                                    Variable Cumulative Preferred Stock filed
                                                    by the Acting Deputy Superintendent of
                                                    Banks of the State of New York as of May
                                                    11, 1995.
4(d)                                                Certificate of Amendment specifying
                                                    certain terms of the Series R, S, T, U, V
                                                    and W Variable Cumulative Preferred Stock
                                                    filed by the Acting Deputy Superintendent
                                                    of Banks of the State of New York as of
                                                    June 28, 1995.
4(e)                                                Certificate of Amendment authorizing
                                                    4,000 additional shares of Variable
                                                    Cumulative Preferred Stock filed by the
                                                    Acting Deputy Superintendent of Banks of
                                                    the State of New York as of July 17,
                                                    1995.
4(f)     --Exhibit 4(c) to the Company's            Form of Certificate of Amendment
           Registration Statement on Form S-3 (No.  specifying certain terms of each Series.
           33-58771)

EXHIBIT    INCORPORATED BY REFERENCE TO FILINGS
NUMBER                   INDICATED                                 DESCRIPTION
- -------  -----------------------------------------  -----------------------------------------
5                                                   Opinion and consent of Bruce C. Bennett,
                                                    Associate General Counsel, Treasury
                                                    Operation and Assistant Secretary of the
                                                    Company.
8                                                   Opinion and consent of James M.
                                                    Kalashain, tax counsel to the Company.
12                                                  Computation of Ratio of Earnings to
                                                    Combined Fixed Charges and Preferred
                                                    Stock Dividends.
23                                                  Consent of KPMG Peat Marwick, LLP
                                                    (contained in Part II of this
                                                    Registration Statement). Consents of
                                                    Bruce C. Bennett and James M. Kalashian
                                                    are included in their respective opinions
                                                    referred to in Exhibits 5 and 8 above.
24                                                  Power of Attorney.
99(a)    --Exhibit 28(a) to the Company's           Trust Company Agreement.
           Registration Statement on Form S-3 (No.
           33-24667)
99(b)    --Exhibit 28(b) to the Company's           Amendment to Trust Company Agreement.
           Registration Statement on Form S-3 (No.
           33-37156)
99(c)    --Exhibit 28(c) to the Company's           Amendment No. 2 to Trust Company
           Registration Statement on Form S-3 (No.  Agreement.
           33-37156)
99(d)    --Exhibit 99(d) to the Company's           Form of Amendment No. 3 to Trust Company
           Registration Statement on Form S-3       Agreement.
           (No. 33-58771)
99(e)    --Exhibit 28(d) to the Company's           Form of Broker-Dealer Agreement.
           Registration Statement on Form S-3 (No.
           33-37156)
99(f)    --Exhibit 28(e) to the Company's           Form of Letter to the Depository Trust
           Registration Statement on Form S-3       Company.
           (No. 33-37156)
99(g)                                               Letter of Senior Vice President, Finance
                                                    of General Electric Company to General
                                                    Electrical Capital Corporation, dated
                                                    June 29, 1995 with respect to replacing
                                                    redeemed variable cumulative preferred
                                                    stock with another form of equity in
                                                    certain circumstances.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 21 day of July, 1995.



                                          GENERAL ELECTRIC CAPITAL CORPORATION



                                          By         /s/ JEFFREY S. WERNER
                                             ...................................
                                                     (Jeffrey S. Werner
                                              Senior Vice President, Corporate
                                                 Treasury and Global Funding
                                                         Operation)



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                             TITLE                      DATE
- ----------------------------------------  ----------------------------   -------------------
           * GARY C. WENDT                Chairman of the Board and
 ........................................    Chief Executive Officer
              (Gary C. Wendt)               (Principal Executive
                                            Officer)

           * DENIS J. NAYDEN              President, Chief Operating
 ........................................    Officer and Director
             (Denis J. Nayden)

           * JAMES A. PARKE               Senior Vice President,
 ........................................    Finance and Director
             (James A. Parke)               (Principal Financial
                                            Officer)

       /s/ JEFFREY S. WERNER              Senior Vice President--
 ........................................    Corporate Treasury and
             (Jeffrey S. Werner)            Global Funding Operation


            * JOAN C. AMBLE               Controller (Principal             July 21, 1995
 ........................................    Accounting Officer)
              (Joan C. Amble)

           * N.D.T. ANDREWS               Director
 ........................................
             (N.D.T. Andrews)

            * JAMES R. BUNT               Director
 ........................................
              (James R. Bunt)

        * DENNIS D. DAMMERMAN             Director
 ........................................
          (Dennis D. Dammerman)

            * PAOLO FRESCO                Director
 ........................................
               (Paolo Fresco)

            * DALE F. FREY                Director
 ........................................
              (Dale F. Frey)

     * BENJAMIN W. HEINEMAN, JR.          Director
 ........................................
         (Benjamin W. Heineman, Jr.)

        * BURTON J. KLOSTER, JR.          Director
 ........................................
           (Burton J. Kloster, Jr.)

           * HUGH J. MURPHY               Director
 ........................................
             (Hugh J. Murphy)

          * MICHAEL A. NEAL               Director
 ........................................
             (Michael A. Neal)

 ........................................  Director                          July 21, 1995
             (John M. Samuels)

         * EDWARD D. STEWART              Director
 ........................................
            (Edward D. Stewart)

 ........................................  Director
            (John F. Welch, Jr.)

*By      /s/ JEFFREY S. WERNER            Attorney-in-fact
    ....................................
             (Jeffrey S. Werner)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
General Electric Capital Corporation

    We consent to the incorporation by reference in the Registration Statement on Form S-3 of General Electric Capital Corporation, of our report dated February 10, 1995 relating to the financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 1994 and 1993 and the related statements of current and retained earnings and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of General Electric Capital Corporation. Our report refers to a change in 1993 in the method of accounting for investments in certain securities.

    We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.



                                          KPMG PEAT MARWICK LLP


Stamford, Connecticut
July 21, 1995